Exhibit 4.2

THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS IMMEDIATELY FOLLOWING THE DATE OF commencement of sales of the offering pursuant to which this Warrant is being issued, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(e)(2).

THIS WARRANT IS NOT EXERCISABLE PRIOR TO [      ]. VOID AFTER 5:00 P.M., EASTERN TIME, [      ].

REPRESENTATIVE WARRANT

FOR THE PURCHASE OF _________ ORDINARY SHARES

OF

Xinxu Copper Industry Technology Limited

THIS REPRESENTATIVE WARRANT (this “Warrant”) certifies that, pursuant to that certain Underwriting Agreement by and among Xinxu Copper Industry Technology Limited, a Cayman Islands exempted company (the “Company”) and, on behalf of the Underwriters named on Schedule 1 thereto, Craft Capital Management LLC and R.F. Lafferty & Co., Inc., as representatives (the “Representatives”), dated ___________, 2025 (the “Underwriting Agreement”), __________(“Holder”) and its assignees, as registered holders of this Warrant, is entitled, at any time or from time to time from ______________, 2025 (the “Exercise Date”), the date that is one hundred eighty (180) days from the commencement of sales of the Offering pursuant to which this Warrant is being issued, and at or before 5:00 p.m., Eastern time, on _______________, 2030 (fifty-four (54) month anniversary of the Exercise Date) (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to ____________ shares of par value HK$0.0005 per share (“Ordinary Shares”) of the Company (as subject to adjustment hereunder, the “Warrant Shares”) (equal to six percent (6%) of the Ordinary Shares sold in the Offering), subject to adjustment as provided in Section 5 hereof.

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

2. Exercise.

2.1 Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Exercise Date and on or before the Expiration Date by delivery to the Company of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) a day on which the principal Trading Market (as defined below) is open for trading (each, a “Trading Day”) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2.4.1 herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2.3 below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2 Exercise Price. The exercise price per Ordinary Share under this Warrant shall be $____ (which is 125% of the offering price per Ordinary Share in the Offering contemplated by the Underwriting Agreement), as adjusted hereunder (the “Exercise Price”).

2.3 Cashless Exercise. At any time after the Exercise Date and until the Expiration Date, Holder may elect to receive the number of Ordinary Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with the Notice of Exercise, in which event the Company shall issue to Holder, an amount of Ordinary Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,		X	=	the number of Ordinary Shares to be issued upon exercise.
		Y	=	the number of Ordinary Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
		A	=	the VWAP on the Trading Day immediately preceding the date of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise,” as set forth in the applicable Notice of Exercise; and
		B	=	The Exercise Price.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) (the “Trading Market”), the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Ordinary Shares are traded on OTCQB or OTCQX , the volume weighted average sales price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.4 Mechanics of Exercise.

2.4.1 Delivery of Warrant Shares upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, or (B) if there is no effective registration statement and the Warrant is exercised via cashless exercise at a time when such Warrant Shares would be eligible for resale under Rule 144 by a non-affiliate of the Company, such Warrant Shares are delivered to Holder’s broker, and the Company receives a statement from Holder’s broker that it has received instructions to sell the Warrant Shares or that it would take responsibility that the sales of the Warrant Shares will only be made if the Warrant Shares are eligible to be sold under Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), ten dollars ($10) per Trading Day (increasing to twenty dollars ($20) per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise.

2.4.2 Delivery of New Warrants upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2.4.3 Rescission Rights. If the Company fails to cause its Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2.4.1 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

2.4.4 Compensation for Buy-In on Failure to Timely Deliver Warrant Shares upon Exercise. In addition to any other rights available to the Holder, if the Holder has taken all actions necessary under the terms of this Warrant for such Holder to receive the Warrant Shares, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

2.4.5 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

2.4.6 Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit A duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Excise.

2.4.7 Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

2.5 Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.5, in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.5, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2.5 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3. Transfer.

3.1 Transferability. Pursuant to FINRA Rule 5110(e)(1) and the Underwriting Agreement, neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of one hundred eighty (180) days immediately following the date of commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security in accordance with FINRA Rule 5110(e)(2).

Subject to the foregoing restrictions, compliance with any applicable securities laws, and the conditions set forth in Section 3.1 hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

3.2 New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

3.3 Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4. Registration Rights.

4.1 Demand Registration.

4.1.1 Grant of Right. If at any time prior to the Expiration Date, the Registration Statement is no longer effective, the Company, upon written demand (“Initial Demand Notice”) of the Holder(s) of at least 51% of the Warrant Shares (“Majority Holders”), agrees to use its best efforts to register (the “Demand Registration”) under the Securities Act on one occasion, all or any portion of the Warrant Shares requested by the Majority Holders in the Initial Demand Notice (the “Registrable Securities”). The Company will use its best efforts to file a registration statement covering the Registrable Securities within thirty (30) days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement declared effective as soon as possible thereafter. The demand for registration may be made at any time during which the Majority Holders hold any of the Warrant Shares. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 4.1.1: (A) with respect to securities that are not Registrable Securities; (B) during any Scheduled Black-Out Period; or (C) within ninety (90) days after the effective date of a prior registration in respect of the Company’s Ordinary Shares. For purposes of this Warrant, a “Scheduled Black-Out Period” shall means the periods from and including the day that is ten (10) days prior to the last day of a fiscal quarter of the Company to and including the day that is two (2) days after the day on which the Company publicly releases its earnings for such fiscal quarter. The Initial Demand Notice shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of the Warrant Shares of the demand within ten (10) days from the date of the receipt of any such Initial Demand Notice. Each holder of the Warrant Shares who wishes to include all or a portion of such holder’s Warrant Shares in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Warrant Shares included in the Demand Registration. Subject to Section 4.1.2, the Company shall not be obligated to effect more than one Demand Registration under this Section 4.1.1 in respect of all Warrant Shares and notwithstanding anything herein to the contrary, in accordance with FINRA Rule 5110(g)(8)(C) such demand registration right may not be exercised more than five years from the commencement of sales of the offering pursuant to which this Warrant is being issued.

4.1.2 Effective Registration. A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Warrant with respect thereto.

4.1.3 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal shareholders of the Company to be obligated to escrow their Ordinary Shares of the Company. The Company shall use its best efforts to cause any registration statement filed pursuant to the demand rights granted under Section 4.1 to remain effective until all Registrable Securities are sold.

4.1.4 Notwithstanding the foregoing, if the Board of Directors of the Company determines in its good faith judgment that the filing of a registration statement in connection with a Demand Registration (i) would be seriously detrimental to the Company in that such registration would interfere with a material corporate transaction or (ii) would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Board of Directors, in the best interests of the Company to disclose and is not, in the opinion of the Company’s counsel, otherwise required to be disclosed, then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental under clause (i) or would require such disclosure under clause (ii); provided, however, that (x) the Company may not defer such filing for a period of more than ninety (90) days after receipt of any demand by the Holders and (y) the Company shall not exercise its right to defer a Demand Registration more than once in any 6-month period. The Company shall give written notice of its determination to the Holders to defer the filing and of the fact that the purpose for such deferral no longer exists, in each case, promptly after the occurrence thereof.

4.2 “Piggy-Back” Registration.

4.2.1 Piggy-Back Rights. At any time prior to the Expiration Date, unless all of the Registrable Securities are included in an effective registration statement with a current prospectus, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 4.1), other than a registration statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, or (iii) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of Warrant Shares held by such holder (the “Piggy-Back Registrable Securities”), as such Holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Piggy-Back Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Piggy-Back Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Piggy-Back Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders of Piggy-Back Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

4.2.2 Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Piggy-Back Registrable Securities hereunder, the Piggy-Back Registrable Securities as to which registration has been requested under this Section 4.2, and the Ordinary Shares, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, subject to the requirements of registration rights granted by the Company prior to the date hereof, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), up to the amount of Ordinary Shares or other securities that can be sold without exceeding the Maximum Number of Shares, on a pro rata basis, from (i) Piggy-Back Registrable Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders and (ii) the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons;

(ii) If the registration is a Demand Registration undertaken at the demand of holders of Registrable Securities, subject to the requirements of registration rights granted by the Company prior to the date hereof, (A) first, the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities comprised of Piggy-Back Registrable Securities, pro rata, as to which registration has been requested pursuant to the terms hereof that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

4.2.3 Withdrawal. Any Holder of Piggy-Back Registrable Securities may elect to withdraw such holder’s request for inclusion of such Piggy-Back Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Piggy-Back Registrable Securities in connection with such Piggy-Back Registration as provided in Section 4.2.4.

4.2.4 Terms. The Company shall bear all fees and expenses attendant to registering the Piggy-Back Registrable Securities, but the Holders shall pay any and all underwriting commissions related to the Piggy-Back Registrable Securities and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Piggy-Back Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Piggy-Back Registrable Securities with not less than fifteen (15) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Warrant is exercisable) by the Company until such time as all of the Piggy-Back Registrable Securities have been registered and sold. The Holders of the Piggy-Back Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall use its best efforts to cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine months from the date that the Holders of the Piggy-Back Registrable Securities are first given the opportunity to sell all of such securities. Such unlimited Piggy-Back Registration rights may not be exercised more than seven years from the commencement of sales of the offering pursuant to which this Warrant is being issued.

4.3 General Terms.

4.3.1 Indemnification.

(i) The Company shall, to the fullest extent permitted by applicable law, indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter and the Company or between the underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that, with respect to any Holder of Registrable Securities, this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the registration statement (or any amendment thereto), or any preliminary prospectus or the prospectus (or any amendment or supplement thereto).

(ii) The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement(or any amendment thereto), or any preliminary prospectus or the prospectus (or any amendment or supplement thereto).

(iii) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Warrant, except to the extent that the indemnifying party is prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it; provided, however, that the indemnified party shall be entitled to participate in (but not control) the defense of such action with counsel chosen by it, the reasonable fees and expenses of which shall be paid by such indemnified party, unless a conflict would arise if one counsel were to represent both the indemnified party and the indemnifying party, in which case the reasonable fees and expenses of counsel to the indemnified party shall be paid by the indemnifying party or parties. In no event shall the indemnifying party or parties be liable for a settlement of an action with respect to which they have assumed the defense if such settlement is effected without the written consent of such indemnifying party, or for the reasonable fees and expenses of more than one counsel for (i) the Company, its officers, directors and controlling persons as a group, and (ii) the selling Holders and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if, in the reasonable judgment of an indemnified party, a conflict of interest may exist between such indemnified party and the Company or any other of such indemnified parties with respect to such claim, the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

(iv) If the indemnification provided for in or pursuant to Section 4.3.1 is due in accordance with the terms hereof, but held by a court of competent jurisdiction to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.3.2 ii. Documents Delivered to Holders. The Company shall furnish the initial Holder a signed counterpart, addressed to the initial Holder, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) if such registration statement is filed in connection of an underwritten public offering, a “cold comfort” letter dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.

4.3.3 Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Immediately after discovering of such an event which causes the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Company shall prepare and file, as soon as practicable, a supplement or amendment to the prospectus so that such registration statement does not include any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and distribute such supplement or amendment to each Holder.

5. Adjustments.

5.1 Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines or consolidates outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any shares in the authorised share capital of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5.2 Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5.1 above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

5.3 Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise, other than cash (including, without limitation, any distribution of shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

5.4 Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such shares or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2.5 on the exercise of this Warrant), the number of shares of the successor or acquiring corporation or Ordinary Shares of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.5 on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors or the consideration is not in all shares of the Successor Entity, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined below) of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (B) an expected volatility equal to the greater of one hundred percent (100%) and the one hundred (100) day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five (5) Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 5.4 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

5.5 Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

5.6 Notice to Holder.

5.6.1 Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

5.6.2 Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously furnish such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

6. Miscellaneous.

6.1 No Rights as shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights, dividend rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2, except as expressly set forth in Section 5.

6.2 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder sufficient to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.3 Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

6.4 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

6.5 Authorized Shares.

6.5.1 The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued share capital a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing share certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

6.5.2 Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon the exercise of this Warrant, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

6.5.3 Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations therefor, exemptions thereof, or consents thereto, as may be necessary from any regulatory body having jurisdiction thereof.

6.6 Amendments. The Company and the Representatives may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Representatives may deem necessary or desirable and that the Company and the Representatives deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

6.7 Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of this Warrant.

6.8 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

6.9 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

6.10 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

6.11 Governing Law; Submission to Jurisdiction; Trial by Jury. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in the Underwriting Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.

6.12 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment. Without limiting any other provision of this Warrant or the Underwriting Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

6.13 Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance or other equitable remedy that a remedy at law would be adequate.

6.14 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized signatory as of the _________ day of ____________, 2025.

Xinxu Copper Industry Technology Limited

By:
Name:
Title:

APPENDIX A

NOTICE OF EXERCISE

TO: Xinxu Copper Industry Technology Limited

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, dated _______, 2025, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank; or

☐ if permitted by the terms of the Warrant, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in such section.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

________________________________________________________________________

Signature of Authorized Signatory of Investing Entity:

________________________________________________________________________

Name of Authorized Signatory:

________________________________________________________________________

Title of Authorized Signatory:

________________________________________________________________________

Date:

____________________________________________________________________________________

EXHIBIT A

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Date: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address: _____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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